UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being filed by the Company pursuant to Item 8.01, “Other Events.” On October 3, 2016, Real Goods Solar, Inc. (the “Company”) issued a press release announcing all of the Company’s Series A 12.5% Mandatorily Convertible Preferred Stock, stated value $1,000.00 per share (“Preferred Stock”) had been converted into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). Through September 29, 2016, the originally issued 2,800 shares of Preferred Stock had been converted into 1,583,940 shares of Common Stock at an average conversion price of $1.77.

In related news, the Company announced that as of September 30, 2016, certain holders of the Company’s Series H Warrants had exercised such warrants at the exercise price of $5.50 per share to acquire 285,454 shares of Common Stock for a total exercise value of $1,569,998.

The Preferred Stock and the Company’s Series H Warrants were originally issued on September 14, 2016, as part of the Company’s unit offering offered and sold pursuant to the Company’s Registration Statement on Securities and Exchange Commission Form S-1 (SEC File No. 333-211915) (the “Unit Offering”). The Series H Warrants are exercisable for a total of 509,086 shares of Common Stock. The Company’s underwriter in the Unit Offering continues to hold options to acquire 140 units where each unit is comprised of one share of Preferred Stock and one Series H Warrant to acquire shares of Common Stock. As of September 29, 2016, the underwriter’s right to acquire shares of Preferred Stock was converted to the right to acquire shares of Common Stock at $1.55 per share, the conversion price in effect as of September 29, 2016.

Additionally, the Company announced that effective September 30, 2016, holders of the Company’s Senior Secured Convertible Notes due April 2019 (the “Notes”), had converted principal and interest due under the Notes in the aggregate amount of approximately $1.04 million to 596,472 shares of Common Stock at an average price of $1.74 per share of Common Stock. The Notes were originally issued by the Company in April 2016 at an aggregate original value of $10 million.

At September 30, 2016, there were 3,128,682 shares of Common Stock issued and outstanding following the above noted conversion of shares of Preferred Stock, exercise of Series H Warrants and the conversion of the Notes, all as described above.

 A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on October 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Michael J. McCloskey
Michael J. McCloskey
General Counsel

Date: October 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on October 3, 2016